EXHIBIT 10.1(a)

LOCK-UP AGREEMENT

December 17, 2004

Orion Acquisition Corp. II

401 Wilshire Boulevard – Suite 1020

Santa Monica, California 90401

Ladies and Gentlemen:

In connection with a private offering of stock by Orion Acquisition Corp. II, (“Corporation”) and the merger (“Merger”) between a subsidiary of the Corporation and Medivation, Inc., a Delaware corporation (“Medivation”), (i) to induce the Corporation to sell such stock to “accredited” or otherwise sophisticated investors (“Investors”), (ii) to induce the Investors to purchase stock of the Corporation, and (iii) to induce the Corporation to consummate the Merger, the undersigned, agrees to neither directly nor indirectly:

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of ( all being referred to as a “Transfer”) any legal or beneficial interest in any Restricted Shares. “Restricted Shares” shall mean (a) the shares of the Series B Preferred Stock, $.01 par value, of the Corporation to be received by the undersigned in the Merger in exchange for the issued and outstanding shares of Medivation Common Stock, $.001 par value, held by the undersigned immediately prior to consummation of the Merger (the “Restricted Series B Shares”), (b) the shares of the Common Stock, $.01 per share, of the Corporation issuable upon conversion of the Restricted Series B Shares (the “Restricted Common Shares”), and (c) any other securities of the Corporation that may become issuable with respect to any of the Restricted Series B Shares and/or the Restricted Common Shares, by way of stock split, stock dividend or otherwise; or

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Shares, whether such swap transaction is to be settled by delivery of any Restricted Shares or other securities of any person, in cash or otherwise, for the period commencing the date of the consummation of the Merger and ending on the later of (i) first anniversary of the consummation of the Merger, or (ii) the closing of the database for the Corporation’s (including though its subsidiary) planned Phase II randomized, double-blinded, placebo controlled study of Dimebon in Alzheimer’s disease patients in Russia, which is expected to occur in the first half of 2006, but, notwithstanding the foregoing time periods, the lock-up period will not exceed two years after the consummation of the Merger.

Notwithstanding the foregoing limitations, this lock-up agreement will not prevent any Transfer of any or all of the Restricted Shares, [i] either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, to the undersigned’s “family member” or to trusts, family limited partnerships and similar entities for the benefit of the undersigned or the undersigned’s “family members”; or if the undersigned is an entity, to the stockholders, members or other owners of such entity, provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Shares subject to the provision of this lock-up agreement, and other than to return the Restricted Shares to the former ownership, there shall be no further Transfer of the Restricted Shares except in accordance with this lock-up agreement, or [ii] upon the approval by unanimous written consent of the then board of directors of the Corporation. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse.

The undersigned has submitted or in the future will submit any certificates representing the Restricted Shares to the Corporation so that it may apply the appropriate legend thereto to reflect the existence and general terms of this lock-up agreement.

This lock-up agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns, executed as an instrument governed by the laws of the State of California.

Very truly yours,

/s/ David T. Hung, M.D.
David T. Hung, M.D.
President and Chief Executive Officer

86,055
Number of Series B Restricted Shares

2